SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.
Filed by the Registrant |_|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

|_|   Preliminary proxy statement
|X|   Definitive proxy statement
|_|   Definitive additional materials
|_|   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              PROMOTIONS.COM, INC.
                   ------------------------------------------

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   ------------------------------------------

                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid:
      (2)   Form, Schedule or Registration Statement No.:
      (3)   Filing Party:
      (4)   Date Filed:

                              PROMOTIONS.COM, INC.

                         11 West 19th Street, 10th Floor
                               New York, NY 10011

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 8, 2000

      The Annual Meeting of Stockholders (the "Annual Meeting") of Promotions.com, Inc., a Delaware corporation (the "Company"), will be held at Windows on the World, One World Trade Center, 106 Floor, New York, New York 10048 on June 8, 2000 at 9:00 a.m. (New York time) for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

      (1) To elect two (2) Directors to serve until the 2003 Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified;

      (2) To consider and vote upon a proposal to amend to the Company's 1999 Equity Compensation Plan (the "Plan") to increase the number of shares of Common Stock eligible for issuance from 2,000,000 to 3,250,000.

      (3) To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

      (4) To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

      Only stockholders of record at the close of business on April 24, 2000 will be entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at the corporate headquarters at the address above.

      All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the Annual Meeting, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                           By Order of the Board of Directors

                                           STEVEN H. KREIN
                                           CHIEF EXECUTIVE OFFICER AND
                                           CHAIRMAN OF THE BOARD OF DIRECTORS

New York, New York
May 10, 2000

                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                       BE COMPLETED AND RETURNED PROMPTLY

                              PROMOTIONS.COM, INC.
                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 8, 2000

      This Proxy Statement is furnished to stockholders of record of Promotions.com, Inc., a Delaware corporation (the "Company"), as of April 24, 1999 in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or "Board") for use at the Annual Meeting of Stockholders to be held on June 8, 2000 at 9:00 a.m. (New York time) (the "Annual Meeting").

      Shares cannot be voted at the meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted, (i) "FOR" the election of the named nominees as Directors of the Company, (ii) "FOR" the approval of the increase in the number of shares of Common Stock available under the Plan, and (iii) "FOR" the ratification of PricewaterhouseCoopers LLP, independent public accountants, as auditors of the Company for the fiscal year ending December 31, 2000, and will be voted in accordance with the best judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the meeting may withdraw his or her proxy and vote in person. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

      The Annual Report of the Company (which does not form a part of the proxy solicitation materials), containing the financial statements of the Company for the fiscal year ended December 31, 1999, is being distributed concurrently herewith to stockholders.

      The mailing address of the principal executive offices of the Company is 11 West 19th Street, 10th Floor, New York, New York 10011 . This Proxy Statement and the accompanying form of proxy are being mailed on or about May 10, 2000 to the stockholders of the Company entitled to vote at the Annual Meeting.

                                VOTING SECURITIES

      The Company has one class of voting securities outstanding, its Common Stock, $0.01 par value per share. Each holder of Common Stock is entitled to one vote for each share held. In addition, the Company is authorized to issue up to an aggregate of 1,000,000 shares of preferred stock, $0.001 par value (the "Preferred Stock"), with such voting rights as may be determined by the Board of Directors providing for such series. The Company does not have current plans to issue any shares of Preferred Stock. At the Annual Meeting, each stockholder of record at the close of business on April 24, 2000 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. On April 24, 2000, there were 14,242,569 shares of Common Stock outstanding and held by 66 stockholders of record. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at the principal executive offices of the Company at the address specified above.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

      Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting "FOR" the election of the nominees named below as Class I Directors of the Company to serve until the 2003 Annual Meeting of Stockholders or until their successors are duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominee. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election. Each nominee is currently a Director of the Company.

      The By-Laws of Promotions.com, Inc. provide that the Board of Directors is divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms. At each annual meeting of the Company's stockholders, the successors to the Directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified. The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting is required to elect the Directors.

      The Board of Directors currently has five members. Messrs. Daniel J. Feldman and Arnold Greenberg are Class I Directors whose terms expire at the Annual Meeting and each of whom is a nominee for election. Mr. Steven H. Krein is a Class II Director whose term expires at the 2001 Annual Meeting (subject to the election and qualification of his successor or to his earlier death, resignation or removal). Messrs. Dirk A. Hall and Kristopher A. Wood are Class III Directors whose terms expire at the 2002 Annual Meeting of Stockholders (in each case subject to the election and qualification of their successors or to their earlier death, resignation or removal).

INFORMATION REGARDING THE NOMINEES FOR ELECTION AS DIRECTORS (CLASS I DIRECTORS)

      The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of the nominees have been furnished to the Company by such nominees. Except as indicated the nominees have had the same principal occupation for the last five years.

      DANIEL J. FELDMAN, 30, a founder of Promotions.com, has been President since January 1999 and a director since inception. Mr. Feldman served as Vice President of Promotions.com from January 1998 until January 1999. He was Director of Operations from January 1996 to December 1996 and Director of Sales and Marketing from January 1997 to December 1997. Prior to founding Promotions.com, from 1995 through 1996, Mr. Feldman was employed by Law Journal EXTRA!, where he was Director of Product Development. Previously, Mr. Feldman founded Closeout Network, Inc., a directory service for the closeout industry. Mr. Feldman received his B.A. degree in International Business from George Washington University.

      ARNOLD GREENBERG, 67, has served as a director of Promotions.com since June 1999. Mr. Greenberg co-founded Snapple Beverages in 1972, and he served as Chief Operating Officer and Vice Chairman of the Board of Snapple until 1994. He is a trustee of Mount Sinai-New York University Medical Center and Health Service and a trustee of the New York University Medical School. Mr. Greenberg is also a director of Volatile Media, a seller of custom compilation music compact discs, and of the Lipper/Lumi High Income Bond Fund, Ltd.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF DANIEL J. FELDMAN AND ARNOLD GREENBERG TO SERVE AS DIRECTORS UNTIL THE 2003 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCESSORS ARE DULY ELECTED AND QUALIFIED.

INFORMATION REGARDING DIRECTORS WHO ARE NOT NOMINEES FOR ELECTION AT THE ANNUAL MEETING

      The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of each Director who is not a nominee for election at the Annual Meeting has been furnished to the Company by such Director.

CLASS II DIRECTORS (TERM EXPIRES AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS)

      STEVEN H. KREIN, 30, a founder of Promotions.com, has been Chief Executive Officer and Chairman of the Board of Directors since January 1999. From inception to January 1999, he served as President and director. Prior to founding Promotions.com, from October 1994 to May 1996, Mr. Krein was Assistant Publisher of Law Journal EXTRA!, an online service for lawyers from American Lawyer Media, Inc. In 1993, Mr. Krein co-founded LINK, an online service for lawyers in Delaware. Mr. Krein received his J.D. degree from Widener University School of Law and his B.A. degree from the University of Maryland.

CLASS III DIRECTORS (TERMS EXPIRE AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS)

      DIRK A. HALL, 28, has served as a director of Promotions.com since September 1999. Since June 1997, Mr. Hall has served as Portfolio Manager of Citigroup Investments Inc. where he is responsible for the management of venture capital investments for various Travelers insurance companies. From July 1993 to June 1996, Mr. Hall was a member of the Investment Banking Group at Smith Barney Inc. Mr. Hall received his M.B.A. degree from Harvard Business School and his B.S. degree in Finance and Information Systems from New York University.

      KRISTOPHER A. WOOD, 28, has served as a director of Promotions.com since September 1999. Mr. Wood has served as Managing Director of XL Ventures, LLC, a venture capital investment firm, since its inception in December 1999 and as a Managing Director of its affiliate XL Ventures, Inc. since its inception in September 1997. From September 1995 to December 1999, Mr. Wood served as Managing Director--Mergers & Acquisitions of Big Flower Holdings, Inc., an advertising, marketing and information services company. From July 1993 to May 1995, Mr. Wood was a member of the Global Finance Group at BT Alex. Brown Incorporated, an investment banking firm. Mr. Wood also serves as a director of About.com, Inc. and numerous private companies. Mr. Wood received his B.S. degree in economics from The Wharton School of the Univerisity of Pennsylvania.

COMMITTEES OF THE BOARD

      The Audit Committee of the Board of Directors was established in September 1999 and reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent accountants, the scope of the annual audit, fees to be paid to the independent accountants, and the performance of the Company's independent accountants. The Audit Committee also meets with the financial staff to review accounting procedures and reports. The Audit Committee currently consists of Messrs. Arnold Greenberg and Kristopher A. Wood.

      The Compensation Committee of the Board of Directors was established in September 1999 to administer the Company's stock option plans. The Compensation Committee also evaluates the Company's compensation policies and provides recommendations to the Chief Executive Officer and the Board of Directors concerning the salaries and incentive compensation of the executive officers of the Company and the Company's other employees and consultants. The

Compensation Committee currently consists of Messrs. Arnold Greenberg, Dirk A. Hall and Kristopher A. Wood.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      In 1999, the Company's Compensation Committee consisted of Messrs. Arnold Greenberg, Dirk A. Hall and Kristopher A. Wood, none of whom is or has been an officer or employee of the Company at any time since the Company's inception. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. Mr. Hall is affiliated with The Traveler's Insurance Company and Mr. Wood is affiliated with XL Ventures, LLC. The entries, together with Mr. Greenberg, have in the past provided financing to the Company in consideration for the issuance of the Company's securities.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

      Since September 1999, the Board of Directors held one meeting. During this period, all of the current Directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board on which each such director served. The Compensation Committee held one meeting during 1999. The Audit Committee held one meeting during 1999.

COMPENSATION OF DIRECTORS

      Other than reimbursing Directors for customary and reasonable expenses of attending Board of Directors or Committee meetings, the Company does not currently provide cash compensation to its directors.

      On September 29, 1999, the closing of the Company's initial public offering, each non-employee director of Promotions.com was granted an option to purchase 16,000 shares of the Company's Common Stock at $14, the offering price of the Company's Common Stock in its initial public offering. Thereafter, each individual who first becomes a non-employee member of the Board of Directors will be granted an option to purchase 16,000 shares of Common Stock on the date the individual joins the Board of Directors, at an exercise price equal to the fair market value on the grant date, provided the individual has not previously been employed by the company. In addition, on the date of each annual stockholders' meeting, including this Annual Meeting, each non-employee member of the Board of Directors who is to continue to serve on the Board of Directors, whether or not that individual is standing for re-election to the Board of Directors at that particular annual meeting of stockholders, will automatically be granted an option to purchase 5,000 shares of Common Stock, at an exercise price equal to the fair market value on the grant date, provided the individual has served as a non-employee member of the Board of Directors for at least six months. Accordingly, Mr. Arnold Greenberg, if re-elected to the Board of Directors, and all continuing non-employee directors will receive an options grant of 5,000 shares at an exercise price equal to the fair market value on the date of this Annual Meeting.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

      The executive officers as of March 31, 2000 were as follows:

NAME                          AGE                      POSITION
----                          ---                      --------

Steven H. Krein..............  30      Chairman of the Board of Directors and
                                       Chief Executive Officer
Daniel J. Feldman............  30      President and Director
Wolfe B. Boehme..............  39      Chief Operating Officer
Christopher F. Bragas........  40      Vice President, Promotions.com Custom
                                       Solutions
Thomas E. Brophy.............  33      Vice President of Finance and Chief
                                       Financial Officer
Steven K. Caputo.............  44      Vice President, Promotions.com Client
                                       Services
Kenneth J. Grosso............  32      Vice President, Partnership Development
Alfonzso Holmes..............  35      Chief Technology Officer
Joseph Lamport...............  42      Vice President, Strategic Planning
Robert D. Rathbun............  44      Vice President, Business Development
Jane C. Weber................  46      Vice President, Promotions.com Direct

INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

      WOLF B. BOEHME has been Chief Operating Officer since January 2000. From November 1998 to December 1999, Mr. Boehme served as Chief Operating Officer of Xceed, Inc., an Internet services company. Prior to joining Xceed, Mr. Boehme served as an executive at Bloomberg Financial Markets where he was responsible for managing the Company's financial operations. Mr. Boehme received his B.A. degree in Science, Technology & Society from Vassar College.

      CHRISTOPHER F. BRAGAS has been Vice President, Promotions.com Custom Solutions (formerly, Integrated Promotions) since July 1999. From September 1998 to July 1999, Mr. Bragas served as Vice President of Finance and Chief Financial Officer of the Company. Prior to joining Promotions.com, Mr. Bragas was the Senior Vice President of Finance at Don Jagoda Associates, Inc., an international promotions agency. From July 1981 through August 1989, Mr. Bragas was in public accounting, serving with PricewaterhouseCoopers LLP from February 1983 to July 1988. Mr. Bragas is a CPA and received his B.S. degree from State University of New York at Oneonta.

      THOMAS E. BROPHY has been Vice President of Finance and Chief Financial Officer since July 1999. From April 1999 to July 1999, Mr. Brophy served as Controller of the Company. From November 1994 through March 1999, Mr. Brophy held the positions of Chief Financial Officer and Vice President of Finance at Health Partners, Inc., a healthcare company based in Connecticut. From January 1989 through November 1994, Mr. Brophy held various auditing positions at Deloitte & Touche, LLP, including Audit Manager from August 1993 through November 1994. Mr. Brophy is a CPA and received his B.S. degree in accounting from the University of Connecticut.

      STEVEN K. CAPUTO has been Vice President, Promotions.com Client Services (formerly, Partnership Services and Promotions) since June 1999. From February 1997 to June 1999, Mr. Caputo served as Executive Vice President and General Manager of Promotion Development

Group, Inc., a New York promotion agency. From June 1990 to January 1997, Mr. Caputo was Senior Vice President of Account Services at Don Jagoda Associates, Inc. From May 1989 to May 1990, Mr. Caputo was Director of Account Services at Sims Freeman O'Brien (Omnicom Group). Mr. Caputo received his B.A. degree from Adelphi University.

      KENNETH J. GROSSO joined the Company in August 1997 as Director of Sales. Mr. Grosso has served as Vice President, Partnership Development, responsible for sales, since May 1998. From 1992 to 1997, Mr. Grosso was employed with KPMG, L.L.P., as an audit manager. Mr. Grosso founded Zonk Productions, a New York promotions company, in 1994 and served as its president through 1996. Mr. Grosso is a C.P.A. and received his B.A. degree in Accounting from Pace University.

      ALFONZSO HOLMES joined the Company in August 1997 as Director of Systems Architecture and was Vice President of Technology from January 1998 until May 1998. In March 1999, Mr. Holmes returned to the Company as Chief Technology Officer. From October 1998 to March 1999, Mr. Holmes was employed by Advanced Solutions Inc. as Vice President of Technology Development. From 1995 to 1997, Mr. Holmes was Director of Technology at Comedy Central, a subsidiary of Viacom and Time Warner/HBO. Prior to that time, Mr. Holmes was employed by Communications Workers of America in various positions, including application developer, network administrator and director of operations. Mr. Holmes has over 14 years of technology experience. Mr. Holmes received his B.A. degree in English from West Virginia University.

      JOSEPH LAMPORT has been Vice President, Strategic Planning (formerly, Product Development) since September 1998. From 1992 to 1998, Mr. Lamport served as Publisher of Law Journal EXTRA! for American Lawyer Media, Inc. During his tenure, Mr. Lamport established and served as publisher of both Counsel Connect, an online interactive service for lawyers, and Law Journal EXTRA! From 1987 to 1992, Mr. Lamport was an attorney with the law firm Cleary, Gottlieb, Stern and Hamilton. Mr. Lamport received his J.D. degree from Cardozo Law School and his B.A. degree from Yale University. Mr. Lamport served as a director of Webstakes.com from its inception in January 1996 until June 1999.

      ROBERT D. RATHBUN joined the Company in August 1999 as Vice President, Business Development. Prior to joining the Company, Mr. Rathbun served as Vice President of Business Development and Strategic Planning at PCFlowers.com from February 1999 to July 1999 and Vice President of Marketing and Business Development at Cyberian Outpost from September 1995 to February 1999. From 1993 to August 1995, Mr. Rathbun was President and Executive Director of Camp Sloane, Inc. Prior to 1993, Mr. Rathbun worked for several entities in business development and communication capacities. Mr. Rathbun received his B.A. degree in Journalism from Washington and Lee University.

      JANE C. WEBER has been Vice President, Promotions.com Direct (formerly, Direct Marketing) since June 1999. Ms. Weber joined the Company in September 1997 as Direct Marketing Account Manager, and was promoted to Director of Strategic Development in February 1998. From 1994 to 1997, Ms. Weber served as Product Manager at The Reader's Digest Association and, from 1990 to 1994, she held various direct marketing positions at International Masters Publishers, Inc. Ms. Weber received her M.B.A. degree from the University of Connecticut and her B.A. degree from Oral Roberts University.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth the compensation received in 1999, 1998 and 1997 by the Company's Chief Executive Officer and by the other four most highly compensated executive officers who served as executive officers as of December 31, 1999 and whose salary exceeded $100,000 in 1999 (together, the "Named Executive Officers"). No other individual who would have otherwise been included in the table resigned during 1999.

SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                                 COMPENSATION
                                            ANNUAL                  AWARDS
                                        COMPENSATION (1)            SHARES
    NAME AND                            ---------------           UNDERLYING       ALL OTHER
PRINCIPAL POSITION           YEAR      SALARY       BONUS           OPTIONS       COMPENSATION
------------------           ----      ------       -----           -------       ------------

Steven H. Krein              1999      $171,250   $307,100(2)       125,000            --
  Chief Executive Officer    1998       131,250         --                             --
                             1997        75,282         --                             --

Daniel J. Feldman            1999       148,750    285,568(2)       125,000            --
  President                  1998        93,750         --                             --
                             1997        61,139         --                             --

Kenneth J. Grosso            1999       140,590         --           60,000        42,514(3)
  Vice President of          1998        77,542         --           30,000        18,970(3)
  Partnership                1997        21,261         --                             --
  Development

Christopher F. Bragas        1999       126,625     51,000          105,000            --
  Vice President of          1998        37,083         --                             --
  Integrated Promotions      1997            --         --                             --

Joseph Lamport               1999       137,500     70,000           62,000            --
  Vice President of          1998        17,500         --                             --
  Product Development        1997            --         --                             --

1. In accordance with the rules of the Securities and Exchange Commission (the "Commission"), other compensation in the form of perquisites and other personal benefits has been omitted for each of the Named Executive Officers because the aggregate amount of such perquisities and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for each of such Named Officers in 1999.

2. Includes $175,000 bonus paid upon completion of initial public offering. Also includes $32,100 and $10,568 for Messrs. Krein and Feldman, respectively, for salary earned in 1998 for which payment was deferred until 1999.

3.    Consists solely of sales commissions.

OPTION GRANTS IN LAST YEAR

The following table sets forth certain information regarding options granted to the Named Executive Officers during 1999. The Company has not granted any stock appreciation rights.

OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1999

                                INDIVIDUAL GRANTS

                                                                                 POTENTIAL RELIZABLE
                                       % OF TOTAL                                       VALUE
                                         OPTIONS                                  AT ASSUMED ANNUAL
                          NUMBER OF      GRANTED                                        RATES
                         SECURITIES        TO                                   OF STOCK APPRECIATION
                         UNDERLYING     EMPLOYEES    EXERCISE     EXPIRATION     FOR OPTION TERM (2)
                           OPTIONS                                               -------------------
NAME                       GRANTED     IN 1999 (1)     PRICE         DATE          5%          10%
----                       -------     -----------     -----         ----          --          ---

Steven H. Krein.......    63,000(4)     3.3%          $6            6/01/09     $237,722   $602,434
                          62,000(5)     3.2%          $6            6/14/09     $233,949   $592,872

Daniel J. Feldman.....    63,000(4)     3.3%          $6            6/01/09     $237,722   $602,434
                          62,000(5)     3.2%          $6            6/14/09     $233,949   $592,872

Kenneth J. Grosso.....    10,000(3)      .5%          $14.96        1/02/09     $94,083    $238,424
                          25,000(6)     1.3%          $6            6/14/09     $94,334    $239,061
                          25,000(7)     1.3%          $14           9/21/09     $220,113   $557,810

Christopher F. Bragas.    20,000(3)     1.0%          $14.96        1/02/09     $188,165   $476,848
                          20,000(8)     1.0%          $6            6/01/09     $75,467    $191,249
                          25,000(6)     1.3%          $6            6/14/09     $94,334    $239,061
                          40,000(9)     2.0%          $7.33        11/05/09     $184,391   $467,285

Joseph Lamport........    62,000(6)     3.2%          $6            6/14/09     $233,949   $592,872

(1) During 1999, the Company granted employees options to purchase an aggregate of 1,904,087 shares of Common Stock.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices. These amounts represent certain assumed rates of appreciation in the value of the Company's Common Stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

(3) These options become exercisable with respect to one-fourth of the shares indicated on January 2 in each of 2000, 2001, 2002 and 2003.

(4) These Options become exercisable with respect to one-half of the shares indicated on June 14 in each of 2000 and 2001.

(5) One-half of these options are exercisable. The remaining one-half will become exercisable on June 14, 2000.

(6) These options become exercisable with respect to one-fourth of the shares indicated on June 14 in each of 2000, 2001, 2002 and 2003.

(7) One-half of these options are exercisable. The remaining one-half will become exercisable with respect to one-fourth of the shares indicated on September 21 in each of 2000 and 2001.

(8) These options become exercisable with respect to one-forth of the shares indicated on June 1 in each of 2000, 2001, 2002 and 2003.

(9) These options become exercisable with respect to one-forth of the shares indicated on May 1 in each of 2000, 2001, 2002 and 2003.

OPTIONS EXERCISED AND YEAR-END VALUES

The following table sets forth certain information concerning options to purchase Common Stock exercised by the Named Executive Officers during 1999 and the number and value of unexercised options held by each of the Named Executive Officers at December 31, 1999.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                 NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                     SHARES                           UNDERLYING                    IN-THE-MONEY
                     ACQUIRED                   UNEXERCISED OPTIONS AT               OPTIONS AT
                        ON        VALUE            DECEMBER 31, 1999             DECEMBER 31, 1999
       NAME          EXERCISE    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
       ----          --------    --------   -----------   -------------   -----------    -------------
                        (1)                                                   (2)            (2)
                        ---                                                   ---            ---

Steven H. Krein          --           --         31,000         94,000         $426,250     $1,292,500

Daniel J. Feldman        --           --         31,000         94,000         $426,250     $1,292,500

Kenneth J. Grosso        --           --         20,000         70,000          199,158       $845,303

Christopher F. Bragas    --           --                       105,000               --     $1,211,350


Joseph Lamport           --           --             --         62,000               --       $852,500

1.    The Named Executive Officers did not exercise any options in 1999.

2. These values have been calculated on the basis of the closing price on December 31, 1999 of $19.75 per share, determined on the basis of the closing market price per share of Common Stock on the Nasdaq National Market, less the applicable exercise price per share, multiplied by the number of shares underlying such options.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides certain information regarding the beneficial ownership of our common stock as of March 31, 2000 by: (i) each person or entity who beneficially owns more than 5% of our stock, (ii) each of our directors and director nominees, (iii) our Named Executive Officers; and (iv) all executive officers and directors as a group. A total of 14,241,244 shares of Promotions.com, Inc. common stock were issued and outstanding on March 31, 2000.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a

"beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, the address of each person named in the table below is care of Promotions.com, Inc., 11 West 19th Street, New York, New York 10011.

                                                             Shares Beneficially Owned
                                                             -------------------------
Directors, Named Executive Officers and 5% Stockholders      Number           Percent

Steven H. Krein(1)                                         1,868,500           13.1%
Daniel J. Feldman(2)                                       1,868,500           13.1
At Home Corporation(3)                                     1,166,667            8.2
XL Ventures Fund I,  LLC(4)                                1,166,667            8.2
Kristopher Wood(5)                                         1,166,667            8.2
The Travelers Insurance Company(6)                           833,333            5.9
Dirk A. Hall(7)                                              833,333            5.9
Invesco Private Capital Inc.(8)(9)                           691,667            4.9
Joseph Lamport                                               588,000            4.1
Arnold Greenberg(10)                                         166,667            1.2
Christopher F. Bragas(12)                                     16,000             .1
Kenneth J. Grosso(13)                                         25,164             .2
All executive officers and directors as a group (14        6,606,570           46.4%
persons)(11)

(1) Includes 311,866 shares held in trust. Also includes 165,000 shares owned by Mister, L.P., of which Mr. Krein is the general partner, and options to purchase 31,000 shares of common stock which are exercisable within 60 days of March 31, 2000. Also includes 367,500 shares held in trust by Mr. Feldman. Mr. Krein serves as a trustee of such trust and shares investment power with Mr. Feldman. Mr. Krein disclaims beneficial ownership of the shares held in trust by Mr. Feldman.

(2) Includes 311,866 shares held in trust. Also includes 165,000 shares owned by DJF Enterprises, L.P., of which Mr. Feldman is the general partner, and options to purchase 31,000 shares of common stock which are exercisable within 60 days of march 31, 2000. Also includes 367,500 shares held in trust by Mr. Krein. Mr. Feldman serves as a trustee of such trust and shares investment power with Mr. Krein. Mr. Feldman disclaims beneficial ownership of the shares held in trust by Mr. Krein.

(3)   The address of At Home Corporation is 450 Broadway Street, Redwood, CA
      94063.

(4) The address of XL Ventures Fund I, LLC is 1105 North Market Street, Suite 1300, Wilmington, DE 19899.

(5) Represents 1,166,667 shares held by XL Ventures Fund I, LLC. Mr. Wood is managing director of XL Ventures, Inc., an affiliate of XL Ventures Fund I, LLC. Mr. Wood disclaims beneficial ownership of these shares.

(6) The address of The Travelers Insurance Company is 399 Park Avenue, New York, NY 10022.

(7) Represents 833,333 shares held by The Travelers Insurance Company. Mr. Hall is Portfolio Manager of Citigroup Investments, the parent company of The Travelers Insurance Company. Mr. Hall disclaims beneficial ownership of these shares.

(8) The address of Invesco Private Capital, Inc. is 1166 Avenue of the Americas, New York, NY 10036.

(9) Includes 691,667 shares over which Invesco Private Capital Inc. has discretionary authority for five accounts, including dispositive and voting control. Invesco Private Capital Inc. disclaims beneficial ownership of these shares.

(10) These shares are owned by the Greenberg Family Fund LLC for which Mr. Greenberg serves as manager.

(11) Includes options to purchase 154,803 shares of common stock, which are exercisable within 60 days of March 31, 2000. Also includes 1,166,667 shares held by XL Ventures Fund I, LLC, with respect to which Mr. Wood disclaims beneficial ownership, and 833,333 shares held by The Travelers Insurance Company, with respect to which Mr. Hall disclaims beneficial ownership.

(12) Includes options to purchase 15,000 shares of common stock, which are exercisable within 60 days of March 31, 2000.

(13) Includes options to purchase 23,464 shares of common stock, which are exercisable within 60 days of March 31, 2000.

CERTAIN TRANSACTIONS

      In June 1999, the Company entered into a two-year agreement with Excite under which Excite agreed to promote webstakes.com through ad banner placements and links to webstakes.com and its promotions on Excite.com, WebCrawler.com and Classified 200.com. As part of this agreement, we received a guarantee of a total number of impressions per year. The fee paid to Excite under this agreement was $5.6 million. At Home Corporation, the parent company of Excite, is one of the Company's principal stockholders.

      In June 1999, the Company entered into a services agreement, which was subsequently amended in December 1999, with MatchLogic, Inc., a wholly owned subsidiary of Excite, pursuant to which MatchLogic provides the Company with ad serving and targeting, data processing, analysis and enhancement services. In December 1999, in connection with the amendment of the services agreement entered into in June, 1999, the Company entered into a separate agreement with MatchLogic for email data services. The terms of the agreements are two years. The total fees paid to MatchLogic under the agreements were $13.1 million.

      In June 1999, in a private placement transaction the Company issued shares of class B mandatorily redeemable convertible preferred stock to a group of investors, including At Home Corporation, XL Ventures, a subsidiary of Big Flower Holdings, and Travelers, for an aggregate purchase price of $40.0 million. Upon completion of the Company's initial public offerings, such shares of preferred stock converted into 6,666,668 shares of common stock.

      The Company entered into letter arrangements with each of Messrs. Steven
H. Krein and Daniel J. Feldman in June 1999 regarding their employment as Chief Executive Officer and President, respectively. If either of Messrs. Steven H. Krein or Daniel J. Feldman is terminated for any reason other than for cause, the letter agreements provide that they are entitled to a severance payment equal to one year of their base salary.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater than ten percent holders are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

      To the Company's knowledge, based solely on review of the copies of the above-mentioned reports furnished to the Company and written representations regarding all reportable transactions, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements were complied with on time, except for the initial Form 3 filings for directors and executive officers, with the exception of Mr. Boehme, and one late Form 4 filing by Ms. Weber.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

      The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and the compensation of executive officers and other individuals compensated by the Company. The Compensation Committee is also responsible for the administration of the Company's stock option plans under which option grants and direct stock issuances may be made to executive officers. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in 1999.

      GENERAL COMPENSATION POLICY. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon the Company's performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (i) base salary (ii) cash bonus payment and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

      FACTORS. The principal factors which the Compensation Committee considered with respect to each executive officer's compensation package for fiscal year 1999 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in advising the Chief Executive Officer and the Board of Directors with respect to executive compensation for future years.

      - BASE SALARY. The suggested base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

      - BONUS. Under special circumstances, the Compensation Committee has the discretion to pay cash bonuses to executive officers based on both individual performance as well as performance of the company when predetermined performance goals are met or exceeded. Bonuses are determined and paid annually.

      - LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option generally becomes exercisable in installments over a four or five year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates.

      The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. Stock options to purchase an aggregate of 990,050 shares of Common Stock were granted to executive officers in 1999.

      CEO COMPENSATION. The plans and policies discussed above were the basis for the 1999 compensation of the Company's Chief Executive Officer, Mr. Steven
H. Krein. In advising the Board of Directors with respect to this compensation, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent and (ii) make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation. In accordance with these objectives, Mr. Krein received a base salary of approximately $175,000 and a bonus of $100,000 (excluding IPO bonus) for fiscal year 1999. Since September 1999, no new stock options were granted to Mr. Krein; he currently holds a total of 125,000 unexercised stock options.

      COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). As a result of
Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Plan contains certain provisions which are intended to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation.

      The Compensation Committee does not expect that the compensation to be paid to the Company's executive officers for 2000 will exceed the $1 million limit per officer.

                           THE COMPENSATION COMMITTEE

                           Arnold Greenberg
                           Dirk A. Hall
                           Kristopher A. Wood

                                PERFORMANCE GRAPH

      The following graph compares the quarterly change in the Company's cumulative total stockholder return on its Common Stock during a period commencing on September 24, 1999 (the initial public offering of the Company's Common Stock) and ending on December 31, 1999 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends (if any) for the measurement period, assuming dividend interest, and (B) the excess of the Company's share price at the end of the measurement period, by (ii) the share price at the beginning of the measurement period) with the cumulative total return so calculated of the Nasdaq Stock Market--U.S. Index and a self-constructed peer group index.

                COMPARISON OF QUARTERLY CUMULATIVE TOTAL RETURN*
           AMONG PROMOTIONS.COM, INC., THE NASDAQ STOCK MARKET (U.S.)
                           INDEX AND A PEER GROUP (1)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

     DATE          PRMO**       NASDAQ      COMPOSITE

24-Sep-1999      100.0000     100.0000      100.00001
30-Sep-1999         77.17      100.209       85.01324
31-Dec-1999      171.7391     148.4924       324.6655

* Assumes $100 invested on September 24, 1999 in stock or index, including reinvestment of dividends.

**    The Nasdaq trading symbol of Promotions.com was IWIN prior to February 2,
      2000.

(1) The Peer Group consists of the following companies: Cybergold, Inc., Freeshop.com, Inc., Mypoints.com, Inc., Netcentives Inc. and Netcreations, Inc.

                                   PROPOSAL 2
            APPROVAL OF INCREASE OF SHARES OF COMMON STOCK UNDER PLAN

      The Company's stockholders are being asked to approve an amendment to the Company's 1999 Equity Compensation Plan, that will increase the number of shares of Common Stock available for issuance by 1,250,000 shares.

      The Company adopted the Plan on June 8, 1999. [The amendment to the Plan that is the subject of this Proposal was adopted by the Board on May 1, 2000, subject to stockholder approval at the 2000 Annual Meeting.]

      The Board believes the amendment is necessary to assure that a sufficient reserve of Common Stock remains available for issuance under the Plan in order to allow the Company to attract and retain the services of key individuals essential to the Company's long-term growth and success. The Company relies significantly on equity incentives in the form of stock option grants in order to attract and retain key employees and believes that such equity incentives are necessary for the Company to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance.

      The following is a summary of the principal features of the Plan as amended. The summary, however, does not purport to be a complete description of all the provisions of the Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in New York City, New York.

1999 EQUITY COMPENSATION PLAN

      The Plan provides for grants of incentive stock options, nonqualified stock options and restricted stock to designated employees, advisors and consultants, and to non-employee directors. The Compensation Committee of the Board has the authority to administer and interpret the Plan. The Compensation Committee has the sole authority to determine the type, size, and terms of the grants, including the individuals to whom grants shall be made.

SHARE RESERVE

      At present, a total of 3,250,000 shares of Common Stock have been reserved in the aggregate by the Board of Directors for issuance over the term of the Plan. Such share reserve consists of (i) the 2,000,000 shares initially reserved for issuance under the Plan, plus (ii) the additional increase of 1,250,000 shares of Common Stock which forms part of this Proposal.

      No participant in the Plan may receive option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 500,000 shares of Common Stock in the aggregate per calendar year.

      The shares of Common Stock issuable under the Plan may be drawn from shares of the Company's authorized but unissued Common Stock or from shares of Common Stock reacquired by the Company, including shares repurchased on the open market.

      Should an option expire, be cancelled, forfeited, exchanged or terminated prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the Plan. In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable under the Plan and the securities and the exercise price per share in effect under each outstanding option.

ELIGIBILITY

      Officers and other employees of the Company and its parent or subsidiaries (whether now existing or subsequently established), non-employee members of the Board and the board of directors of its parent or subsidiaries and consultants and independent advisors of the Company and its parent and subsidiaries, so long as they render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction, will be eligible to participate in Plan.

      Presently, 11 executive officers, three non-employee Board members and approximately 148 other employees and consultants are eligible to participate in the Plan.

VALUATION

      The fair market value per share of Common Stock on any relevant date under the Plan will be the mean of the high and low price per share on that date on the Nasdaq National Market. On March 31, 2000, the fair market value per share determined on such basis was $9.25.

TYPE OF OPTION, PRICE AND TERM

      Incentive stock options may be granted only to employees. Non-qualified stock options may be granted to employees, non-employee directors, consultants and advisors. The exercise price of an option is determined by the Compensation Committee but in no event can the exercise price of an incentive stock option be less than the fair market value of a share of common stock on the date the incentive stock option is granted. The exercise price of an incentive stock option granted to an employee who owns more than 10% of the Common Stock may not be less than 110% of the fair market value of a share of common stock on the date of grant.

      The Compensation Committee determines the term of each option, up to a maximum of ten years from the date of grant, except that the term of an incentive stock option granted to an employee who owns more than 10% of the Common Stock may not exceed five years from the date of grant.

      The Compensation Committee shall determine the number of shares of restricted stock granted to a participant. Grants of restricted stock may be conditioned on such performance requirements, vesting provisions, transfer restrictions or other restrictions and conditions as the Compensation Committee determines in its sole discretion.

TERMINATION OF SERVICE

      Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Compensation Committee will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

ACCELERATION

      In the event of a change of control, whether by merger or asset sale or a sale by the stockholders of more than 50% of the total voting power of the Company, unless the Compensation Committee determines otherwise, all outstanding options shall immediately vest, and the restrictions on all outstanding restricted stock shall immediately lapse.

      The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company. Upon the occurrence of an event where the Company is not the surviving entity or where it survives only as a subsidiary of another entity, unless the Compensation Committee determines otherwise, all outstanding grants shall be assumed by or replaced with comparable options or stock by the surviving corporation. In addition, the Compensation Committee may require that grantees surrender their outstanding options in exchange for payment by the Company, in cash or common stock, at an amount equal to the amount by which the then fair market value of the shares of common stock subject to the grantee's unexercised options exceeds the exercise price of those options and/or after giving grantees an opportunity to exercise their outstanding options, terminate any or all unexercised options.

FINANCIAL ASSISTANCE

      The Compensation Committee may permit one or more participants to pay the exercise price of outstanding options or the purchase price of shares under the Plan by delivering a promissory note payable in installments. The Compensation Committee will determine the terms of any such promissory note. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the purchased shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Compensation Committee, over the participant's period of service.

SPECIAL TAX ELECTION

      The Compensation Committee may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax withholding liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Compensation Committee may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

AMENDMENT AND TERMINATION

      The Board may amend or modify the Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the Plan at any time, and the Plan will in all events terminate on June 7, 2009.

STOCK AWARDS

      The table below shows, as to the Company's Chief Executive Officer and the other executive officers who served as executive officers during the year ended December 31, 1999 named in the Summary Compensation Table and the other individuals and groups indicated, the number of shares of Common Stock subject to option grants made under the Plan from January 1, 1999 through March 31, 2000, together with the weighted average exercise price payable per share.

                                  OPTION AWARDS

                                                                                     WEIGHTED
                                                                      NUMBER OF      AVERAGE
                                                                      OPTION         EXERCISE
NAME                                                                  SHARES         PRICE
---------------------------------------------------------------------------------------------
Chief Executive Officer:
Steven H. Krein ...................................................   125,000        $ 6.00
Executive Officers:
Daniel J. Feldman .................................................   125,000        $ 6.00
Kenneth J. Grosso(1) ..............................................    50,000        $10.00
Christopher F. Bragas.(2) .........................................    40,000        $ 7.33
Joseph Lamport ....................................................    62,000        $ 6.00
All current executive officers as a group (11 persons) ............   783,000        $ 9.59
All current non-employee directors as a group (3 persons) .........    48,000        $14.00
All employees, including current officers  who are not executive
  officers as a group (127 persons).(3) ...........................   954,227        $11.99

----------

(1) Does not include options to purchase 10,000 shares at a weighted average exercise price of $14.96 granted in 1999 under a previous plan.

(2) Does not include options to purchase 65,000 shares at a weighted average exercise price of $8.75 granted in 1999 under a previous plan.

(3) Includes options to purchase 9500 shares of Common Stock which were subsequently cancelled upon the optionees' termination of service.

FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

      Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

      INCENTIVE STOCK OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

      If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

      NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

      If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

      The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

RESTRICTED STOCK ISSUANCE

      The tax principles applicable to restricted stock issuances under the Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

      The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options is expected to remain deductible by the Company without limitation under Code Section 162(m).

ACCOUNTING TREATMENT

      Option grants under the Plan with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to the Company's reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in footnotes to the Company's financial statements, the pro-forma impact those options would have upon the Company's reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor indetermining the Company's earnings per share on a fully-dilluted basis.

      Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to the Company in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against the Company's earnings over the period that the option shares or issued shares are to vest.

      On March 31, 1999, the Financial Accounting Standards Board issued an exposure draft of a proposed interpretation of APB Opinion No. 25 governing the accounting principles applicable to equity incentive plans. Under the proposed interpretation, as subsequently modified on August 11, 1999, option grants made to non-employee consultants (but not non-employee Board members) after December 15, 1998 will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the effective date of the final interpretation) and the vesting date of each installment of the option shares. In addition, if the proposed interpretation is adopted, any options which are repriced after December 15, 1998 will also trigger a direct charge to Company's reported earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option (or, if later, the effective date of the final amendment) and the date the option is exercised for those shares.

                                NEW PLAN BENEFITS

      Presently, no stock options have been granted, and no shares of Common Stock have been issued, on the basis of the share increase which is the subject of this Proposal. On the date of the Annual Meeting, options to purchase 5,000 shares of Common Stock will be granted to each of Messrs. Greenberg, Hall and Wood.

                              STOCKHOLDER APPROVAL

      The affirmative vote of at least a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the amendment to the Plan. Should such stockholder approval not be obtained, then the 1,250,000 share increase to the share reserve under the Plan will not be implemented. The Plan will, however, continue in effect, and option grants and direct stock issuances may continue to be made under the Plan until all the shares available for issuance under the Plan has been issued.

      The Board believes that it is in the best interests of the Company to implement a comprehensive equity incentive program for the Company which will provide a meaningful opportunity for officers, employees and non-employee Board members to acquire a substantial proprietary interest in the enterprise and thereby encourage such individuals to remain in the Company's service and more closely align their interests with those of the stockholders.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE PLAN.

                                   PROPOSAL 3
                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

      Upon the recommendation of the Audit Committee, the Board of Directors appointed PricewaterhouseCoopers LLP, independent public accountants, as independent accountants of the Company to serve for the year ending December 31, 2000, subject to the ratification of such appointment by the stockholders at the Annual Meeting. A majority of the votes of the outstanding shares of Common Stock is required to ratify the appointment of the auditors. A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                              STOCKHOLDER PROPOSALS

      In accordance with regulations issued by the Commission, stockholder proposals intended for presentation at the 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 29, 2000 if such proposals are to be considered for inclusion in the Company's Proxy Statement. A proposal, including any accompanying supporting statement, may not exceed 500 words. In addition, the proxy solicited by the Board of Directors for the 2001 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal raised at the 2001 Annual Meeting of Stockholders which is not described in the 2001 proxy statement unless the Company has received notice of such proposal on or before March 15, 2001. However, if the Company determines to change the date of the 2001 Annual Meeting of Stockholders more than 30 days from May 31, 2001, the Company will provide stockholders with a reasonable time before the Company begins to print and mail its proxy materials for the 2001 Annual Meeting of Stockholders in order to allow such stockholders an opportunity to make proposals in accordance with the rules and regulations of the Commission.

                                  OTHER MATTERS

      Management knows of no matters that are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

      Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company. The Company may also consider the engagement of a proxy solicitation firm. Costs of the solicitation will be borne by the Company.

                                         By Order of the Board of Directors


                                         /s/ STEVEN H. KREIN
                                         Steven H. Krein
                                         Chief Executive Officer and
                                         Chairman of the Board of Directors

New York, New York
May 10, 2000

                                   APPENDIX A
                                  FORM OF PROXY

(Form of Proxy)

                              PROMOTIONS.COM, INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - June 8, 2000
       (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY)

      The undersigned stockholder of Promotions.com, Inc. hereby appoints Steven
H. Krein and Daniel J. Feldman, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Promotions.com, Inc. to be held at Windows on the World, One World Trade Center 106th floor, New York, New York, 10048 on June 8, 2000 at 9:00 a.m.
(New York time).

1.    ELECTION OF DIRECTORS (for terms as described in the Proxy Statement)

      |_|  FOR nominees below                 |_|  WITHHOLD AUTHORITY
           (except as marked to the                to vote for nominees below
           contrary)

      NOMINEES:

      Daniel J. Feldman
      Arnold Greenberg

      INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name on the space provided below.

2.    APPROVAL OF INCREASE IN NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER
      PLAN

      |_| FOR          |_| AGAINST          |_| ABSTAIN WITH RESPECT TO

      the proposal to approve an increase in the number of shares of Common Stock available under the Company's 1999 Equity Compensation Plan.

3.    RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

      |_| FOR          |_| AGAINST          |_| ABSTAIN WITH RESPECT TO

      the proposal to ratify the selection of PricewaterhouseCoopers LLP, independent public accountants, as auditors of the Company as described in the Proxy Statement.

4. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4.

      Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.

                                         ----------------------------------
                                         Name(s) of Stockholder


                                         ----------------------------------
                                         Signature(s) of Stockholder

Dated: